Exhibit 99.1

Sourcefire, Inc. Responds to Barracuda Networks Letter

COLUMBIA, Md.--(BUSINESS WIRE)--Open source innovator and SNORT® creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in Enterprise Threat Management, announced that its Board of Directors, with the assistance of its advisors, carefully reviewed privately held Barracuda Networks, Inc.’s June 9, 2008 letter and unanimously concluded that this most recent indication of interest is not in the best interests of Sourcefire and its stockholders.

“Sourcefire is uniquely positioned to drive the future of network security,” said Joseph R. Chinnici, non-executive Chairman of the Sourcefire Board of Directors. “Our incoming CEO John Burris is a leader who possesses the skills and experience to build on Sourcefire’s strong momentum, strengthen our position as an industry-leading enterprise security company and continue to deliver value for our shareholders.”

Below is the text of the June 18, 2008 letter from Mr. Chinnici to Dean Drako, President and Chief Executive Officer of Barracuda Networks:

June 18, 2008

Dean Drako
President and Chief Executive Officer
Barracuda Networks, Inc.
3175 S. Winchester Blvd.
Campbell, CA 95008

Dear Mr. Drako:

We have received your unsigned letter dated June 9, 2008, expressing an interest in acquiring Sourcefire, Inc.

Our Board of Directors, with the assistance of our advisors, has carefully reviewed your indication of interest. We believe that your indication of interest substantially undervalues the company and is not in the best interest of Sourcefire and our stockholders. In addition, your letter and your prior correspondence contain a number of inaccuracies which, under the circumstances, we need not enumerate here.

On June 16, 2008, we successfully completed our Chief Executive Officer search and announced the appointment of John C. Burris as our new Chief Executive Officer. The Board is confident that Mr. Burris will build upon our strategic plans to take Sourcefire to the next level to maximize stockholder value.

Very truly yours,

Joseph R. Chinnici
Chairman of the Board of Directors
Sourcefire, Inc.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach – Discover, Determine, Defend – to securing real networks. This ETM approach equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike – with more than 40 awards and accolades. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™, CLAMAV™, SOURCEFIRE SOLUTIONS NETWORK™, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our plans and our expectations regarding our future financial prospects. Sourcefire cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire with the Securities and Exchange Commission. Sourcefire undertakes no obligation to update any forward-looking statements.

CONTACT:
Sourcefire, Inc.
Investor Contact:
Tania Almond, Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com
or
Media Contact:
Welz & Weisel Communications
Tony Welz, Principal
703-218-3555 x226
tony@w2comm.com